 Exhibit 10.22.6.3

THIRD AMENDMENT TO
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of July 29, 2024 (the “Third Amendment Effective Date”), is among PRIMEENERGY RESOURCES CORPORATION, a Delaware corporation (the “Borrower”), CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), each Guarantor party hereto, the Existing Lenders and the New Lender.

RECITALS

A.         The Borrower, the Existing Lenders and the Administrative Agent are parties to a Fourth Amended and Restated Credit Agreement dated as of July 5, 2022 (as the same has been or may be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).

B.         The Borrower has requested, and the Administrative Agent and the Lenders have agreed, subject to the terms hereof, to certain amendments or modifications to the terms of the Credit Agreement as more fully set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

Section 1.    Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. In addition, for the purposes of this Amendment, each of the following terms shall have the following meanings:

“Existing Lenders” means, collectively, Citibank, N.A., Fifth Third Bank, National Association, West Texas National Bank and Independent Bank.

“New Lender” means U.S. Bank National Association.

Section 2.       Amendments to Credit Agreement.

(a)    The cover page of the Credit Agreement is hereby amended by amending the phrase “Citibank, N.A. Sole Lead Arranger and Sole Book Runner” to read as follows:

CITIBANK, N.A.,

Joint Lead Arranger and Sole Book Runner

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

Joint Lead Arranger and Syndication Agent

(b)     The following definition in Section 1.02 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Arranger” means collectively, (a) Citibank, N.A., and Fifth Third Bank, National Association, each in its capacity as a joint lead arranger hereunder, (b) Citibank, N.A., in its capacity as sole book runner hereunder, and (c) Fifth Third Bank, National Association, in its capacity as syndication agent hereunder.

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(c)    The definition of “Permitted PPP Loans” is hereby deleted from Section 1.02 of the Credit Agreement.

(d)    The following definition is hereby added to Section 1.02 of the Credit Agreement, in proper alphabetical order, to read in its entirety as follows:

  “Third Amendment Effective Date” means July 29, 2024.

(e)    Section 8.21 of the Credit Agreement is hereby amended to read in its entirety as follows:

Section 8.21         [Reserved].

(f)    Section 9.02(g) of the Credit Agreement is hereby amended to read in its entirety as follows:

(g)         [reserved];

(g)    Section 9.04(a) of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (ii) thereof, and (ii) amending clause (iii) thereof and adding a new clause (iv) thereto, such that clauses (iii) and (iv) shall read in their entireties as follows:

 (iii)         the Borrower may make Restricted Payments with respect to its Equity Interests so long as, both immediately before and after giving effect thereto, (A) no Default, Event of Default or Borrowing Base Deficiency exists or would result therefrom, (B) the Borrowing Base Utilization Percentage is less than 70%, (C) its Leverage Ratio (calculated on a pro forma basis after giving effect to such Restricted Payment and any Borrowing on the date thereof) does not exceed 2.0 to 1.0, (D) immediately after giving effect to such payment, Available Free Cash Flow shall be greater than or equal to $0, and (E) the Borrower shall have delivered, not less than three (3) Business Days (or such shorter time as the Administrative Agent may agree to in its sole discretion) prior to making such Restricted Payment, a certificate of a Financial Officer in form and substance satisfactory to the Administrative Agent setting forth the amounts of (1) Free Cash Flow for the most recently completed Measurement Period for which financial statements have been delivered for the Borrower pursuant to Section 8.01(a) or Section 8.01(b), as applicable, (2) Available Free Cash Flow as of the date of delivery of such certificate, and (3) Available Free Cash Flow immediately after giving effect to such Restricted Payment; and

(iv)         the Borrower may make Restricted Payments with respect to its Equity Interests so long as, both immediately before and after giving effect thereto, (A) no Default, Event of Default or Borrowing Base Deficiency exists or would result therefrom, (B) the Borrowing Base Utilization Percentage is less than 70%, and (C) its Leverage Ratio (calculated on a pro forma basis after giving effect to such Restricted Payment and any Borrowing on the date thereof) does not exceed 1.25 to 1.0.

(h)    Section 12.04(b)(i)(B) of the Credit Agreement is hereby amended to read in its entirety as follows:

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(B)         the Administrative Agent (such consent not to be unreasonably withheld), provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender, an Affiliate of a Lender or an Approved Fund immediately prior to giving effect to such assignment; and

(i)    Section 12.04(b)(i)(E) of the Credit Agreement is hereby amended to read in its entirety as follows:

(E)         the assignee must not be a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), a Defaulting Lender or an Affiliate or Subsidiary of the Borrower.

(j)    The first sentence of Section 12.04(c)(i) of the Credit Agreement is hereby amended to read in its entirety as follows:

     Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, Issuing Bank or any other Person, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (D) the selling Lender shall maintain the Participant Register.

(k)    Annex I of the Credit Agreement is hereby amended and restated to read in its entirety as set forth on Annex I hereto.

Section 3.       Effectiveness. Upon the satisfaction of the following conditions precedent, this Amendment shall become effective as of the Third Amendment Effective Date:

(a)    the Administrative Agent shall have received counterparts to this Amendment duly executed by a duly authorized officer of the Borrower, each Guarantor and all Lenders;

(b)    the Administrative Agent shall have received from the Borrower payment of any fees due and payable as set forth in any Fee Letter;

(c)    the Administrative Agent shall have received reimbursement for all of its costs and expenses incurred by it prior to or in connection with this Amendment and any other documents prepared in connection herewith, including, without limitation, the fees, charges and disbursements of counsel to the Administrative Agent; and

(d)    Administrative Agent shall have received such other certificates, documents, consents or opinions as the Administrative Agent may reasonably require.

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Section 4.        Borrowing Base.

(a)    The parties hereto agree that (i) this Amendment shall serve as (A) the Proposed Borrowing Base Notice pursuant to the requirements of Section 2.07(c)(ii) of the Credit Agreement and (B) the New Borrowing Base Notice pursuant to the requirements of Section 2.07(d) of the Credit Agreement, and (ii) the adjustment to the Borrowing Base set forth herein constitutes the Scheduled Redetermination to occur on or about June 1, 2024 pursuant to Section 2.07(b) of the Credit Agreement.

(b)    Effective as of the Third Amendment Effective Date, the Borrowing Base is hereby increased from $85,000,000 to $115,000,000. The Borrowing Base as adjusted hereby will remain in effect until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the date the Borrowing Base is next adjusted in accordance with the Credit Agreement.

Section 5.       Post-Closing Obligations. Within 45 days after the Third Amendment Effective Date (or such later date to which Administrative Agent may agree in writing), the Borrowers shall have delivered to the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent:

(a)    Mortgages or Mortgage amendments, in each case, executed by the applicable Loan Parties covering Oil and Gas Properties of such Loan Parties such that after giving effect to such Mortgages or Mortgage Amendments, the Mortgaged Properties represent at least 90% of the Borrowing Base Value of the Oil and Gas Properties evaluated in the most recently delivered Reserve Report; and

(b)    Title information in form and substance acceptable to the Administrative Agent covering enough of the Borrowing Base Properties such that in the aggregate the Administrative Agent shall have had the opportunity to review satisfactory title information on Hydrocarbon Interests constituting at least 85% of the total value of the Borrowing Base Oil and Gas Properties evaluated by the most recently delivered Reserve Report.

Section 6.       Concerning the New Lender.

(a)    New Lender has become a Lender upon its execution of this Amendment, and on the Third Amendment Effective Date, New Lender shall assume all rights and obligations of a Lender under the Credit Agreement. The Administrative Agent, the Existing Lenders and the Borrower hereby consent to New Lender’s acquisition of an interest in the aggregate Commitments and its Applicable Percentage. The Administrative Agent, the Existing Lenders and the Borrower hereby consent to the reallocation set forth herein. The Administrative Agent, the Existing Lenders and the Borrower hereby waive (i) any requirement that an Assignment and Assumption or any other documentation be executed in connection with such reallocation, and (ii) the payment of any processing and recordation fee to the Administrative Agent. In connection herewith, each of the Existing Lenders (collectively, the “Assigning Lenders”, and each, an “Assigning Lender”) irrevocably sells and assigns to New Lender, and New Lender hereby irrevocably purchases and assumes from such Assigning Lender, as of the Third Amendment Effective Date, so much of such Assigning Lender’s Commitment, outstanding Loans and participations in Letters of Credit, and rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto (including without limitation any guaranties and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of such Assigning Lender against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby), such that each Existing Lender’s and New Lender’s Maximum Credit Amount, Applicable Percentage of the outstanding Loans and participations in Letters of Credit, and rights and obligations as a Lender shall be equal to its Applicable Percentage, Maximum Credit Amount as set forth on Annex I attached hereto. Each Assigning Lender and New Lender agree that the provisions of the form of Assignment and Assumption attached as Exhibit F to the Credit Agreement shall apply to it as applicable depending on whether it is the assignee or assignor of such “Commitments” as applicable. Each party hereto agrees to execute an Assignment and Assumption to give effect to the foregoing if requested by the Administrative Agent or the Borrower.

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(b)    Upon the Third Amendment Effective Date, all Loans and participations in Letters of Credit of the Assigning Lenders outstanding immediately prior to the Third Amendment Effective Date shall be, and hereby are, restructured, rearranged and continued as provided in this Amendment and shall continue as Loans and participations in Letters of Credit of each Existing Lender and New Lender under the Credit Agreement pursuant to this Amendment.

(c)    New Lender represents and warrants to the Administrative Agent, for the benefit of the Lenders, as follows:

 (i)    It has received a copy of the Credit Agreement, together with copies of the most recent financial statements of the Borrower delivered pursuant thereto;

 (ii)    It has, independently and without reliance upon any Lender or any related party of the Administrative Agent or any Lender (an “Agent-Related Person”) and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated by the Credit Agreement, and made its own decision to enter into the Credit Agreement and to extend credit to the Borrower and the other Loan Parties under the Credit Agreement; and

  (iii)    It will, independently and without reliance upon any Lender or any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, and other condition and creditworthiness of the Borrower and the other Loan Parties.

(d)    On the Third Amendment Effective Date, subject to the satisfaction or waiver of the conditions to effectiveness set forth in Section 3 of this Amendment, New Lender shall be deemed automatically to have become a party to the Credit Agreement and have all rights and obligations of a Lender under the Credit Agreement and the other Loan Documents, each as amended, as if it were an original Lender signatory thereto.

(e)    On the Third Amendment Effective Date, New Lender agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents, each as amended, applicable to the Lenders as if it were an original Lender signatory thereto (and expressly makes the appointment set forth in, and agrees to the obligations imposed under, Article XI of the Credit Agreement).

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(f)  On the Third Amendment Effective Date, New Lender shall become a Lender and the Maximum Credit Amounts and Applicable Percentages of all Lenders shall be as set forth on Annex I attached hereto.

Section 7.    Representations and Warranties. Before and after giving effect to this Amendment, the Borrower hereby confirms that (a) the representations and warranties of Borrower and each other Loan Party contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except to the extent such representations and warranties are qualified by materiality, in which case they shall be true and correct in all respects) on and as of the Third Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except to the extent such representations and warranties are qualified by materiality, in which case they shall be true and correct in all respects) as of such earlier date, and (b) no Default or Event of Default shall have occurred and be continuing. The execution, delivery, and performance by each of Borrower and the Guarantors of this Amendment and compliance with the terms and provisions hereof have been duly authorized by all requisite action on the part of such Person and do not violate any contractual or other obligation by which such Person is bound.

Section 8.    Acknowledgment and Ratification. As a material inducement to Administrative Agent and the Lenders to execute and deliver this Amendment, each Loan Party acknowledges and agrees that (a) the execution, delivery, and performance of this Amendment shall, except as expressly provided herein, in no way release, diminish, impair, reduce, or otherwise affect the obligations of such Person under the Loan Documents to which such Person is a party, (b) each Loan Document to which such Person is a party shall remain in full force and effect and shall each continue to be the legal, valid and binding obligations of such Person enforceable against such Person in accordance with its terms, and (c) it has no claims or offsets against, or defenses or counterclaims to, any of the Loan Documents.

Section 9.    Effect of Amendment. Without limiting the generality of the foregoing, the consent, waiver and modifications set forth herein shall be limited precisely as set forth above, and nothing in this Amendment shall be deemed (i) to constitute a waiver of compliance or consent to noncompliance by any of the Loan Parties to, or an amendment of, any other term, provision, condition or covenant of the Credit Agreement or other Loan Documents, other than as specifically set forth herein; or (ii) to prejudice any right or remedy that the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected hereby. This Amendment shall constitute a Loan Document for all purposes.

Section 10.    Confirmation of Security and Guaranty. Each Loan Party hereby confirms and agrees that all of the Security Instruments that presently secure the Secured Obligations shall continue to secure, in the same manner and to the same extent provided therein, the payment and performance of the Secured Obligations as described in the Credit Agreement as modified by this Amendment. Each Loan Party further confirms and agrees that the Guaranty Agreement that presently guarantees the Secured Obligations shall continue to guarantee, in the same manner and to the same extent provided therein, the payment and performance of the Secured Obligations as described in the Credit Agreement as modified by this Amendment.

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Section 11.    Incorporation of Certain Provisions by Reference. The provisions of Section 12.09 of the Credit Agreement captioned “GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS” are incorporated herein by reference for all purposes.

Section 12.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

Section 13.    Entirety. This Amendment and all of the other Loan Documents embody the entire agreement between the parties. THIS AMENDMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

BORROWER: PRIMEENERGY RESOURCES CORPORATION

By:
Name:	Beverly A. Cummings
Title:	Executive Vice President, Treasurer & Chief Financial Officer

GUARANTORS: PRIMEENERGY MANAGEMENT CORPORATION

By:
Name:	Beverly A. Cummings
Title:	Executive Vice President, Treasurer & Chief Financial Officer

PRIME OPERATING COMPANY

By:
Name:	Beverly A. Cummings
Title:	Executive Vice President, Treasurer & Chief Financial Officer

EASTERN OIL WELL SERVICE COMPANY

By:
Name:	Beverly A. Cummings
Title:	Executive Vice President, Treasurer & Chief Financial Officer

EOWS MIDLAND COMPANY

By:
Name:	Beverly A. Cummings
Title:	Executive Vice President, Treasurer & Chief Financial Officer

PRIME OFFSHORE L.L.C.

By:
Name:	Beverly A. Cummings
Title:	Executive Vice President, Treasurer & Chief Financial Officer

THIRD AMENDMENT – Signature Page

ADMINISTRATIVE AGENT: CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

LENDERS: CITIBANK, N.A., as a Lender and Issuing Bank

By:
Name:
Title:

THIRD AMENDMENT – Signature Page

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

THIRD AMENDMENT – Signature Page

WEST TEXAS NATIONAL BANK, as a Lender

By:
Name:
Title:

THIRD AMENDMENT – Signature Page

INDEPENDENT BANK, as a Lender

By:
Name:
Title:

THIRD AMENDMENT – Signature Page

U.S. BANK NATIONAL ASSOCIATION, as a New Lender

By:
Name:
Title:

THIRD AMENDMENT – Signature Page

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount
Citibank, N.A.	26.521739130%	$ 79,565,217.39
Fifth Third Bank, National Association	26.521739130%	$ 79,565,217.39
West Texas National Bank	15.652173913%	$ 46,956,521.74
Independent Bank	15.652173913%	$ 46,956,521.74
U.S. Bank National Association	15.652173913%	$ 46,956,521.74

TOTAL:	100.000000000%	$ 300,000,000.00

Annex I – Page 1